                                                                   EXHIBIT 10.8

                          LOAN AND SECURITY AGREEMENT

        THIS AGREEMENT (the "Agreement"), dated as of October 22, 1999 is entered into by and between COLO.COM, a California corporation having a principal place of business at 2000 Sierra Point, 6th Floor, Brisbane, CA 94005 (the "Borrower) and Comdisco, Inc., a Delaware corporation having a principal place of business at 6111 North River Road, Rosemont, Illinois 60018 (the "Lender"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

        WHEREAS, Borrower desires to borrow from the Lender hereunder the aggregate amount of Seven Million and 00/100 Dollars ($7,000,000)("Committed Principal Amount") in minimum installments of Five Hundred Thousand and 00/100 Dollars ($500,000) each in connection with the Construction Costs (as defined herein) to be incurred by Borrower for co-location facilities located in Chicago, San Francisco or Emeryville in amounts of the aggregate construction costs of the facilities (individually, a "Co-location Facility", collectively, "Co-location Facilities") (as the same may from time to time be amended, modified, supplemented or revised, the "Loan"), which would be evidenced by secured promissory notes(s) executed by borrower substantially in the form of Exhibit A hereto (as the same may from time to time be amended, modified, supplemented or restated the "Note(s)"). "Construction Costs" shall consist of generators, switches, power suppliers, computers, servers, cages, software, tenant improvements, security systems, installation costs, shipping and management fees.

        WHEREAS, Lender is willing to lend amounts to Borrower in the aggregate of the Loan subject to the terms and conditions set forth herein.

        NOW, THEREFORE, it is agreed:

        SECTION 1. DEFINITIONS.

Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined);

        1.1 "ACCOUNT" means any "account," as such term is defined in SECTION 9106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of



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

services or both by Borrower (whether or not yet earned by performance on the part of Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

        1.2 "ACCOUNT DEBTOR" means any "account debtor," as such term is defined in Section 9105(1)(a) of the UCC.

        1.3 "ADVANCE" means each installment made by the Lender to Borrower pursuant to the Loan to be evidenced by the Note(s) secured by the Collateral.

        1.4 "ADVANCE DATE" means the funding date of any Advance of the Loan.

        1.5. "ADVANCE REQUEST" means the request by Borrower for an Advance under the Loan, each to be substantially in the form of EXHIBIT B attached hereto, as submitted by Borrower to Lender from time to time.

        1.6 "CHATTEL PAPER" means any "chattel paper," as such term is defined in SECTION 9105(1)(b) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.7 "CLOSING DATE" means the date of this Agreement.

        1.8 "COLLATERAL" shall have the meaning assigned to such term in SECTION 3 of this Agreement.

        1.9 "CONTRACTS" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

        1.10 "COPYRIGHTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to, the laws of the United States, any State thereof or of any other country;
(ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations, renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.

        1.11 "COPYRIGHT LICENSE" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.12 "DOCUMENTS" means any "documents," as such term is defined in
SECTION 9105(1)(F) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.



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

        1.13 "EQUIPMENT" means any "equipment," as such term is defined in
SECTION 9109(2) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

        1.14 "FACILITY FEE" means $7,500 due at the Closing Date which will be deducted from the commitment fee of $20,000 received on August 20, 1999 and thereafter the commitment fee will be applied to payments due under the Loan,

        1.15 "FIXTURES" means any "fixtures", as such term is defined in
SECTION 9313(1)(a) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, together with all right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

        1.16 "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in SECTION 9106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest which Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, rights to Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, cash and other forms of money or currency, deposit accounts (including as defined in SECTION 9105(e) of the UCC), rights to sue for past; present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

        1.17 "INSTRUMENTS" means any "instrument" as such term is defined in
SECTION 9105(1)(I) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.18 "INTELLECTUAL PROPERTY" means all Copyrights, Trademarks, Patents, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials and records.

        1.19 "INVENTORY" means any "inventory," as such term is defined in
SECTION 9109(4) of the UCC, wherever located, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of



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

Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Lender from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Borrower or is held by Borrower or by others for Borrower's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Borrower or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

        1.20 "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

        1.21 "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the fling of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

        1.22 "MATERIAL ADVERSE EFFECT" means a material adverse effect upon:
(i) the business, operations, properties, assets or conditions (financial or otherwise) of Borrower; or (ii) the ability of Borrower to perform, or of Lender to enforce, the Secured Obligations.

        1.23 "MATURITY DATE" means the date forty-two (42) months from the Advance Date of each installment of the Loan.

        1.24 "NEXT ROUND" means a private equity financing, Merger (as defined in Section 6.7 hereof), or an initial public offering of Borrower's securities.

        1.25 "PATENT LICENSE" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.26 "PATENTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) letters patent of, or rights corresponding thereto in, the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof, (c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.



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

        1.27 "PROCEEDS" means "proceeds," as such term is defined in SECTION 9306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

        1.28 "RECEIVABLES" shall mean and include all of the Borrowers accounts, instruments, documents, chattel paper and general intangibles whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned to Lender hereunder which relate to each Co-Location Facility.

        1.29 "SECURED OBLIGATIONS" shall mean and include all principal, interest, fees, costs, or other liabilities or obligations for monetary amounts owed by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind of nature, present or future, arising under this Agreement, the Note(s), or any of the other Loan Documents, whether or not evidenced by any Note(s), Agreement or other instrument, as the same may from time to time be amended, modified, supplemented or restated.

        1.30 "TRADEMARK LICENSE" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.31 "TRADEMARKS" means any of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) any and all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

        1.32 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.



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        1.33 "WARRANT AGREEMENT" shall mean that agreement entered into in connection with the Loan, substantially in the form attached hereto as Exhibit C pursuant to which Borrower grants Lender the right to purchase that number of shares of preferred stock of Borrower equivalent to eight percent (8%) of the Committed Principal Amount divided by the Exercise Price as more particularly set forth therein. The Exercise Price shall be equal to the Time Weighted Average of .50 per share (the Series B Preferred Stock price) and the price per share of the Next Round. Notwithstanding the foregoing, if the Next Round does not occur on or prior to December 31, 1999, the Exercise Price per share shall be .50 per share (the Series B Preferred Stock price) and the Warrant Agreement shall be for shares of Series B Preferred Stock. "Time Weighted Average" will be calculated from the Closing Date and the date of the Next Round.

SECTION 2. THE LOAN

        2.1 Subject to the terms and conditions set forth herein, Lender shall lend to Borrower the aggregate original principal amount of each Advance together with interest at the rate of eight and one quarter percent (8.25%), such interest accruing as of the date of the Advance, and payable in forty-two
(42) equal monthly installments of principal and interest commencing on the first day of the month immediately following the Advance Date and an additional installment equal to fifteen percent (15%) of the Advance ("Balloon Payment"), as set forth in the Note(s).

        2.2 Upon the occurrence of and during an Event of Default (as defined herein), interest shall thereafter be calculated at a rate of five percent (5%) in excess of the rate that would otherwise be applicable ("Default Rate"). All such interest shall be due and payable in arrears, on the first day of the following month.

        2.3 Notwithstanding any provision in this Agreement, the Note(s), or any other "Loan Document" (as defined herein), it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the haws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). If the Borrower actually pays Lender an amount of interest, chargeable on the total aggregate principal Secured Obligations of Borrower under this Agreement and the Note(s) (as said rate is calculated over a period of time that is the longer of (i) the time from the date of this Agreement through the maturity time as set forth on the Note(s), or (ii) the entire period of time that any principal is outstanding on the Note(s)), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Borrower shall be applied first, to the, payment of principal outstanding on the Note(s); second, after all principal is repaid, to the payment of Lenders out of pocket costs, expenses, and professional fees which are owed by Borrower to Lender under this Agreement or the Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to Lender are repaid, the excess (if any) shall be refunded to Borrower.



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        2.4 In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in SECTION 2.1.

        2.5 Upon and during the continuation of an Event of Default hereunder (as defined herein), all Secured Obligations, including principal, interest, compounded interest and reasonable professional fees, shall bear interest at a rate per annum equal to the Default Rate.

        2.6 Borrower shall have the option to prepay the Loan, in whole or in part, after 12 months from the Closing Date by paying (1) the principal amount thereon together with all accrued and unpaid interest with respect to such principal amount, as of the date of such prepayment, (2) the present value of the Balloon Payment, and (3) a prepayment premium equal to one percent (1%) of the unpaid principal. In the event Borrower prepays the Note(s) within 12 months from the Closing Date hereof, Borrower shall pay the principal amount together with all accrued and unpaid interest and a prepayment premium equal to one percent (1%) of the then outstanding principal amount.

SECTION 3. SECURITY INTEREST

        As security for the prompt, complete and indefeasible payment when due (whether at stated payment dates or otherwise) of all the Secured Obligations and in order to induce Lender to make the Loan upon the terms and subject to the conditions of the Note(s), Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender for security purposes only, and hereby grants to Lender a security interest in, all of Borrower's right, title and interest in, to and under each of the following (all of which being hereinafter collectively called the "Collateral") as to each, and only as to each, Co-location Facility for which Lender provides Advances hereunder:

        (a)     All Receivables;

        (b)     All Equipment;

        (c)     All Fixtures;

        (d) All General Intangibles (excluding Intellectual Property, customer lists, inventions (whether or not patentable), procedures, designs, knowledge, know-how, skill, expertise, recipes, experience, processes, models, drawings);

        (e)     All Inventory;

        (f) All other goods and personal property of Borrower whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower; and

        (g) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.



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The foregoing Collateral excludes Intellectual Property currently held or hereafter obtained, including without limitation, the Borrower's right, title and interest in or licenses to all patents, trademarks, service marks or processes, provided however, in the event Borrower transfers, sell, assigns, hypothecates or otherwise encumbers it Intellectual Property, without Lenders prior written consent, Lender's security interest shall be deemed to include Intellectual Property.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BORROWER

The Borrower represents, warrants and agrees that:

        4.1 it will have good title in and to the Collateral, free of all liens, security interests, encumbrances and claims whatsoever, except for the interest of the Lender therein prior to the date of the respective Advances;

        4.2 it has the full power and authority to, and does hereby grant and convey to the Lender, a valid first priority perfected security interest in the Collateral as security for the Secured Obligations, free of all liens, security interests, encumbrances and claims, and shall execute such Uniform Commercial Code financing statements in connection herewith as the Lender may reasonably request. No other lien, security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any Collateral;

        4.3 it is a corporation duly organized, legally existing and in good standing under the laws of the State of California, and is duly qualified as a foreign corporation in all jurisdictions where the failure to so qualify would have a Material Adverse Effect on the Collateral or the business of the Borrower taken as a whole;

        4.4 the execution, delivery and performance of the Note(s), this Agreement, the Warrant Agreement, and all financing statements, certificates and other documents required to be delivered or executed in connection herewith (collectively, the "Loan Documents") have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan Documents were duly authorized to do so, and the Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors;

        4.5 the Loan Documents do not and will not violate any provisions of its Articles of Incorporation, bylaws or any, contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those created by this Agreement;

        4.6 the execution, delivery and performance of the Loan Documents do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.



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

        4.7 as of the date hereof no fact or condition exists that would (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents and no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5. INSURANCE AND RISK OF LOSS

        5.1 So long as there are any Secured Obligations outstanding, Borrower shall cause to be carried and maintained commercial general liability insurance against risks customarily insured against in Borrower's line of business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral and Borrower's business, covering casualty, hazard and such other property risks in amounts equal to the full replacement cost of the Collateral. Borrower shall deliver to Lender lender's loss payable endorsements (Form BFU 438 or equivalent) naming Lender as loss payee and additional insured. Borrower shall use commercially reasonable efforts to cause all policies evidencing such insurance to provide for at least thirty (30) days prior written notice by the underwriter or insurance company to Lender in the event of cancellation or expiration. Such policies shall be issued by such insurers and in such amounts as are reasonably acceptable to Lender.

        5.2 Borrower shall and dots hereby indemnify and hold Lender, its agents and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including, without limitation, such claims, costs, expenses, damages and liabilities based on liability in tort, including without limitation, strict liability in tort), including reasonable attorneys' fees, arising out of the disposition or utilization of the Collateral, other than claims arising at or caused by Lender's gross negligence or willful misconduct.

SECTION 6. COVENANTS OF BORROWER

        Borrower covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

        6.1 Borrower shall furnish to Lender the financial statements listed hereinafter, each prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):

                (a) as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower's Chief Executive Officer or Chief Financial Officer to be true and correct;

                (b) as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by any management report from such accountants;

                (c) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

                (d) promptly, any additional information, financial or otherwise (including, but not limited, to tax returns and names of principal creditors) as Lender reasonably believes necessary to evaluate Borrower's continuing ability to meet its financial obligations.

        6.2 Borrower shall permit any authorized representative of Lender and its attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower at reasonable times during normal business hours. In addition, such representative of Lender and its attorneys and accountants shall have the right to meet with management and officers of the Company to discuss such books of account and records.

        6.3 Borrower will from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements or other documents; procure any instruments or documents as may be requested by Lender; and take all further action that may be necessary or desirable, or that Lender may request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, security agreement and other documents without the signature of Borrower either in Lender's name or in the name of Borrower as agent and attorney-in-fact for Borrower. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

        6.4 Borrower shall protect and defend Borrower's title as well as the interest of the Lender against all persons claiming any interest adverse to Borrower or Lender and shall at all times keep the Collateral free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Lender or liens permitted by Lender pursuant to Section 9 hereof) and shall give Lender immediate written notice thereof.

        6.5 Without Lender's prior written consent, Borrower shall not (a) grant any material extension of the time of payment of any of the Receivables, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Borrower.

        6.6 Borrower shall maintain and protect its properties, assets and facilities, including without limitation, its Equipment and Fixtures, in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

        6.7 Borrower shall not merge with and into any other entity; or sell or convey all or substantially all of its assets or stock to any other person or entity without notifying Lender a minimum of thirty (30) days prior to the closing date and requesting Lenders consent, which consent will not be unreasonably withheld, to the assignment of all of Borrower's Secured Obligations hereunder to the successor entity in form and substance satisfactory to Lender. In the event Lender does not consent to such assignment the parties agree Borrower shall prepay the Loan in accordance with Section 2.6 hereof.

        For purposes of this Agreement, a "Merger" shall mean any consolidation or merger of the Borrower with or into any other corporation or entity, any sale or conveyance of an or substantially all of the assets or stock of the Borrower by or to any other person or entity in which Borrower is not the surviving entity,

        6.8 Borrower shall not, without the prior written consent of Lender, such consent not to be unreasonably withheld, declare or pay any cash dividend or make a distribution on any class of stock, other than pursuant to employee repurchase plans upon an employee's death or termination of employment or transfer, sell, lease, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of Borrower (except inventory sold in the normal course of business).

        6.9 Upon the request of Lender, Borrower shall, during business hours, make the Inventory and Equipment available to Lender for inspection at the place where it is normally located and shall make Borrower's log and maintenance records pertaining to the Inventory and Equipment available to Lender for inspection. Borrower shall take all action necessary to maintain such logs and maintenance records in a correct and complete fashion.

        6.10 Borrower covenants and agrees to pay when due, all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower's ownership, possession, use, operation or disposition thereof or upon Borrower's rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor.

        6.11 Borrower shall not relocate any item of the Collateral (other than sale of inventory in the ordinary course of business) except: (i) with the prior written consent of the Lender not to be unreasonably withheld; and (ii) if such relocation shall be within the continental United States. If permitted to relocate Collateral pursuant to the foregoing sentence, unless otherwise agreed in writing by Lender, Borrower shall first (a) cause to be filed and/or delivered to the Lender all Uniform Commercial Code financing statements, certificates or other documents or instruments necessary to continue in effect the perfected security interest of the

Lender in the Collateral, and (b) have given the Lender no less than thirty (30) days prior written notice of such relocation.

        6.12 Lender shall have the right to purchase shares of Borrower securities of up to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000) upon the close of Borrower's Series C Preferred Stock financing at a purchase price to be established by the lead investor.

        6.13 Borrower shall not sell, transfer, assign, hypothecate or otherwise encumber its Intellectual Property without Lenders prior written consent.

SECTION 7. CONDITIONS PRECEDENT TO LOAN

        The obligation of Lender to fund the Loan on each Advance Date shall be subject to Lender's discretion and satisfactory completion of its due diligence and approval process, and satisfaction by Borrower or waiver by Lender, in Lender's sole discretion, of the following conditions:

7.1 ADVANCE REQUEST. Borrower, on or prior to each Advance Date; which shall occur on or prior to August 31, 2000, shall have delivered to Lender the following:

                (a) a minimum of five (5) business days prior to the Advance Date, written notice in the form of an Advance Request, or as otherwise specified by Lender from time to time, specifying amount of such Advance and wire transfer instructions;

                (b) executed original of the Note(s);

                (c) any documents reasonably required by Lender to effectuate the liens of Lender with respect to all Collateral;

                (d) evidence reasonably satisfactory to Lender that Borrower will use the proceeds of this Loan to first finance the Chicago, San Francisco or Emeryville;

                (e) such other documents as Lender shall reasonably request.

        7.2 DOCUMENT DELIVERY. Borrower, on or prior to the Closing Date, shall have delivered to Lender the following:

                (a) executed originals of the Agreement and the Warrant
        Agreement;

                (b) certified copy of resolutions of Borrower's board of directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents;

                (c) certified copies of the Articles of Incorporation and the Bylaws of Borrower, as amended through the Closing Date;

                (d) certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

                (e) an opinion of counsel regarding the Borrower's total capitalization and the authority and enforceability of the Loan Documents and Warrant Agreement; and

                (f) payment of the Facility Fee.

        7.3 PERFECTION OF SECURITY INTERESTS. Borrower shall have taken or caused to be taken such actions requested by Lender to grant Lender a first priority perfected security interest in the Collateral. Such actions shall include, without limitation, the delivery to Lender of all appropriate financing statements, executed by Borrower, as to the Collateral granted by Borrower for all jurisdictions as may be necessary or desirable to perfect the security interest of Lender in such Collateral

        7.4 ABSENCE OF EVENTS OF DEFAULTS. As of the Closing Date or the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents.

        7.5 Material Adverse Effect. As of the Closing Date or the Advance Date, no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTIONS 8. ASSIGNMENT BY LENDER

        Borrower acknowledges and understands that Lender, with Borrowers prior written consent on at least 30 days written notice, may sell and assign all or a part of its interest hereunder and under the Note(s) and Loan Documents, excluding the purchase right set forth in 6.12 and the Warrants to any person or entity (an "Assignee"). After such assignment the term Lender shall mean such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, the Lender shall retain all rights, powers and remedies hereby given. No such assignment by Lender shall relieve Borrower of any of its obligations hereunder. Borrower shall acknowledge such assignment or assignments as shall be designated BY written notice given by Lender to Borrower. The Lender agrees that in the event of any transfer by a of the Note(s), it will endorse thereon a notation as to the portion of the principal of the Note(s) which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

SECTION 9. SUBORDINATION BY LENDER AND INTERCREDITOR AGREEMENT.

        Lender shall subordinate its interest in Receivables to another debt facility of Borrower pursuant to the terms of a Subordination Agreement substantially the form attached hereto as Exhibit C, subject to the terms set forth in this Section 9. It shall be a condition precedent to Lender's agreement to subordinate its interest pursuant to the preceding sentence that Borrower shall have achieved an average of thirty percent (30%) of the cumulative facilities capacity for all Co-location Facilities for which Lender has provided Advances under this Agreement. Notwithstanding the foregoing, the occupancy rate of thirty percent (30%) is based upon an assumption of Borrower having a positive cash flow (pre-depreciation)at such percentage. In the event such assumption is incorrect, Lender may, in its sole discretion, to adjust the percentage in minimum five percent (5%) increments until such positive cashflow (pre-depreciation)is achieved.

        Lender acknowledges that Borrower will acquire additional credit facilities (or high yield debt) from other Lenders to finance facilities not encumbered by this Loan. To the extent that such other Lenders require an inter-creditor agreement to exist between the various lending parties, Lender agrees to enter into such agreements so long as the security interest granted herein to Lender in Borrowers certain Co-Location Facilities is not compromised by such agreements.

SECTION 10. DEFAULT

        The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the Note(s):

        10.1 The Borrower defaults in the payment of any principal or interest payable under the Note(s) and such default continues for more than five (5) days after the due date thereof;

        10.2 The Borrower defaults in the payment or performance of any other covenant or obligation of the Borrower hereunder or under the Note(s) or any other loan Documents for more than ten (10) days after the Lender has given notice of such default to the Borrower;

        10.3 Any representation or warranty made herein by the Borrower shall prove to have been false or misleading in any material respect;

        10.4 The making of an assignment by Borrower for the benefit of its creditors or the admission by Borrower in writing of its inability to pay its debts as they become due, or the insolvency of Borrower, or the filing by Borrower of a voluntary petition in bankruptcy, or the adjudication of Borrower as a bankrupt, or the filing by Borrower of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or the filing of any answer by Borrower admitting, or the failure by Borrower to deny, the material allegations of a petition filed against it for any such relief, or the seeking or consenting by Borrower to, or acquiescence by Borrower in, the appointment of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, or the inability of Borrower to pay its debts when due, or the commission by Borrower of any act of bankruptcy as defined in the Federal Bankruptcy Act, as amended;

        10.5 The failure by Borrower, within sixty (60) days after the commencement of any proceeding against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to obtain the dismissal of such proceeding or, within sixty (60) days after the appointment, without the written consent or acquiescence of Lender, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, to vacate such appointment;

               10.6 The default by Borrower under any other notes or other agreement for borrowed money, lease or other agreement between Borrower and Lender; or

               10.7 The occurrence of any default under any lease or other agreement or obligation of Borrower involving an amount in excess of $100,000.00 or having a Material Adverse Effect; or the entry of any judgment against Borrower involving an award in excess of $100,000.00 that would have a Material Adverse Effect, that has not been bonded or stayed on appeal within thirty (30) days.

SECTION 11. REMEDIES

               Upon the occurrence hereof of any one or more Events of Default, Lender, at its option, may declare the Note(s) to be accelerated and immediately due and payable, (provided, that upon the occurrence of an Event of Default of the type described in 10.4 or 10.5, the Note(s) and all other Secured Obligations shall automatically be accelerated and made due and payable without any further act) whereupon the unpaid principal of and accrued interest on such Note shall become immediately due and payable, and shall thereafter bear interest at the Default Rate and calculated in accordance with Section 2.2. Lender may exercise all rights and remedies with respect to the Collateral granted pursuant hereto for such Note(s), or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral and the right to utilize, process and commingle the Collateral.

               Upon the happening and during the continuance of any Event of Default, Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonably preparation or processing, in such order as lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon five (5) calendar day's notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the collateral shall be distributed by Lender in the following order of priorities:

               First, to Lender in an amount sufficient to pay in full Lender's reasonable costs and professionals' and advisors' fees and expenses;

               Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations in such order and priority as Lender may choose in its sole discretion; and

               Finally, upon payment in full of all of the Secured Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct.

The Lender shall return to the Borrower any surplus Collateral remaining after payment of all Secured Obligations.

SECTION 12. MISCELLANEOUS

        12.1 Borrower shall remain liable to Lender for any unpaid Secured Obligations, advances, costs, charges and expenses, together with interest thereon and shall pay the same immediately to Lender at Lender's offices.

        12.2 The powers conferred upon Lender by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers.

        12.3 This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable. When Borrower has paid in full all Secured Obligations, Lender will, promptly upon request of Borrower, execute a written termination statement, reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and return possession (if Lender has possession) of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Lender. Furthermore, regardless of whether or not the UCC is in effect in the jurisdiction where such rights, powers and remedies are asserted, Lender shall have the rights, powers and remedies of a secured party under the UCC.

        12.4 Upon payment in full of all Secured Obligations, the Lender shall cancel the Note(s), this Agreement and all UCC financing statements, if any, and shall promptly deliver all such canceled documents to the Borrower.

        12.5 GOVERNING LAW. This Agreement, the Note(s) and the other Loan Documents have been negotiated and delivered to Lender in the State of Illinois and shall not become effective until accepted by Lender in the State of Illinois. Payment to Lender by Borrower of the Secured Obligations is due in the State of Illinois. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Illinois excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

        12.6 CONSENT TO JURISDICTION AND VENUE. All judicial proceedings arising in or under or related to this Agreement, the Note or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of Illinois. By execution and delivery of this Agreement, each party hereto generally and unconditionally; (a) consents to personal jurisdiction in Cook County, State of Illinois; (b) waives any objection as to jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note(s) and the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in SECTION 12.8 below and shall be deemed effective and received as set forth in SECTION 12.8 below. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

        12.7 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement hall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        12.8 Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted to have been validly served, or hereunder shall be in writing and shall be deemed given or delivered upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) or three (3) calendar days after mailed, postage prepaid, in each case, and shall be addressed to the designated recipient, as follows:

        (a)     IF TO LENDER:

                                 COMDISCO, INC.
                                Legal Department
                           Attention: General Counsel
                              6111 North River Road
                            Rosemont, Illinois 60018
                             Facsimile: 847.518.5088
                           Telephone: 847.518.698.3000

                WITH A COPY TO:

                                 COMDISCO, INC.
                          Attention: Comdisco Ventures
                              6111 North River Road
                            Rosemont, Illinois 60018
                             Facsimile: 847.518.5465
                           Telephone: 847.518.698.3000

        (b)     IF TO BORROWER:

                                    COLO.COM
                      2000 Sierra Point Parkway, 6th Floor
                               Brisbane, CA 95005
                       Attention: Chief Financial Officer
                             Facsimile: 650-244-7727
                             Telephone: 650-244-7700

                WITH A COPY TO:

                                    COLO.COM
                       2000 Sierra Point Parkway, 6th Floor
                               Brisbane, CA 95005
                           Attention: General Counsel
                             Facsimile:650-244-7277
                             Telephone:650-244-7700

or to such other address as each party may designate for itself by like notice.

        12.9 Lender and Borrower acknowledge that there are no agreements or understandings, written or oral, between Lender and Borrower with respect to the Loan, other than as set forth herein, in the Note(s) and the other Loan Documents and that this Agreement, the Note(s) and the other Loan Documents contain the entire agreement between Lender and Borrower with respect thereto. None of the terms of this Agreement, the Note(s) and the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

        12.10 No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

        12.11 All agreements, representations and warranties contained in this Agreement or the Note, or in any Loan Documents delivered pursuant hereto or in connection herewith shall be for the benefit of Lender and any Assignee and shall survive the execution and delivery of this Agreement or the Note and the expiration or other termination of this Agreement or the Note.

        12.12 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Agreement as of the day and year first above written.

                            BORROWER: COLO.COM

                                    By: /s/ GARY J. SANDERS
                                       -----------------------------------------
                                    Title: CFO
                                          --------------------------------------
                                    Date: 10/25/99
                                         ---------------------------------------

ACCEPTED IN ROSEMONT, ILLINOIS:

                            LENDER:  COMDISCO, INC.

                                    By: /s/ JAMES LABE
                                       -----------------------------------------
                                    Title: President, Comdisco Ventures Division
                                          --------------------------------------
                                    Date: OCT 29, 1998
                                         ---------------------------------------

                                    EXHIBIT A
                            SECURED PROMISSORY NOTE

$ __________                                                  Date:_____________

                                                              Due:______________

FOR VALUE RECEIVED, COLO.COM, a California corporation (the "Borrower") hereby promises to pay to the order of Comdisco, Inc., a Delaware corporation (the "Lender") at P.O. Box 91744, Chicago, IL 60693 or such other place of payment as the holder of this Secured Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the
principal amount of        and 00/100 Dollars ($       ) together with interest
at eight and one quarter percent (8.25%) per annum from the date of this Note to maturity of each installment on the principal hereof remaining from time to time unpaid, such principal and interest to be paid 42 equal monthly installments of
$        each, commencing          and on the same day of each month thereafter
to and including          and an additional installment in the amount of $
(15%) ("Balloon Payment") to be paid on         , such installments to be
applied first to accrued and unpaid interest and the balance to unpaid principal. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each.

This Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement of even date herewith by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law.

This Note has been negotiated and delivered to Lender and is payable in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of Illinois, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

          BORROWER:           COLO.COM
                              2000 Sierra Point, 6th Floor
                              BRISBANE, CA 84005

                              Signature:
                                        -------------------------------
                              Print Name:
                                         ------------------------------
                              Title:
                                    -----------------------------------

                                    EXHIBIT B
                                 ADVANCE REQUEST

                                      Date:_________________________________

To:                 Lender:
                    Comdisco, Inc.
                    c/o Comdisco Ventures
                    3000 Sand Hill Road
                    Menlo Park, CA 94025
                    Attention: Vika Tonga
                    Facsimile (650) 854-4026

Borrower hereby requests from Comdisco, Inc. ("Lender") an Advance in the amount
of $           under that Loan and Security Agreement between Borrower and
Lender dated           (the "Agreement").

        Please:

        (a)     Issue a check payable to Borrower           ________

                                       or

        (b)     Wire Funds to Borrower's account            ________

                Bank:              __________________________________

                Address:           __________________________________

                                   __________________________________

                ABA Number:        __________________________________

                Account Number:    __________________________________

                Account Name:      __________________________________

Borrower hereby affirms that all Representations and Warranties of Borrower set forth in Section 4 and all Conditions Precedent to Loan set forth in SECTION 7 of the Agreement remain true and correct as of the date hereof.

        Executed this ___ day of _______, 1999 by:

                         BORROWER:      __________________________________

                              BY:       __________________________________

                              TITLE:    __________________________________

                              PRINT:    __________________________________

                             SUBORDINATION AGREEMENT


        THIS SUBORDINATION AGREEMENT (this "Agreement") dated as of __________, 1999 is entered into by and between COMDISCO, INC., a Delaware corporation ("Subordinated Creditor"), and _______________ ("Borrower"), a _______________
corporation, for the express benefit of Senior Creditor (as defined in Section 1, below).

                                    RECITALS

        Concurrently herewith, Subordinated Creditor is agreeing to advance to Borrower a secured loan of money in the aggregate original principal amount of ____________ DOLLARS ($____) in ____________ installments, the first installment in the amount of ____________ DOLLARS ($____) and the ____________ installment in the amount ____________ DOLLARS ($____) each which would be evidenced by one or more Subordinated Promissory Note(s), and a Subordinated Loan and Security Agreement, dated as of ____________, 1999 (as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced, the "Subordinated Note(s)" and the "Subordinated Loan Agreement," respectively), made by Borrower in favor of Subordinated Creditor. Borrowers obligations to Subordinated Creditor evidenced by the Subordinated Note(s) are secured by the personal property collateral granted by Borrower to Subordinated Creditor pursuant to the Subordinated Loan Agreement.

        Borrower has advised Subordinated Creditor that it contemplates entering into a loan agreement (as the same may from time to time be amended, modified, supplemented or restated, the "Senior Loan Agreement") with Senior Creditor, pursuant to which Senior Creditor shall make available to Borrower, on a senior secured basis, certain extensions of credit as described in the Senior Loan Agreement.

        In contemplation of Borrower obtaining such senior secured financing and the conditions expected to be imposed by Senior Creditor as conditions precedent to making available to Borrower the proceeds of such financing, Subordinated Creditor is entering into this Agreement with Borrower for the express benefit. of Senior Creditor, on the terms and subject to the conditions set forth below.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of Borrower's and Subordinated Creditor's entering into the Subordinated Loan Documents (as defined in Section 1, below), Subordinated Creditor and Borrower hereby severally agree, each on behalf of itself and for the benefit of Senior Creditor, as set forth below.

1.      DEFINITIONS

        As used herein, the following terns shall have the following meanings:

        "EXCLUDED AGREEMENTS" means:

                (a) the Warrant Agreement of even date herewith between Borrower and Subordinated Creditor pursuant to which Borrower granted Subordinated Creditor the right to purchase certain shares of stock (as the same may from time to time be amended, modified, supplemented or restated, the "Warrant Agreement"), and any other warrants to acquire, or agreements governing the rights of the holders of, any equity security of Borrower,

                (b) any stock of the Company issued or purchased pursuant to the Warrant Agreement,

                (c) the Master Lease Agreement dated as of ___, 1999 between Borrower, as lessee, and Subordinated Creditor, as lessor, including, without limitation, any Equipment Schedules and Summary Equipment Schedules to the Master Lease Agreement executed or delivered by Borrower pursuant thereto and any other modifications or amendments thereof whereby Borrower (as lessee) leases equipment, software, or goods from Subordinated Creditor (as lessor).

        "SENIOR CREDITOR" means a bank, insurance company, pension fund, or other institutional lender to be determined, or a syndicate of such institutional lenders (including, without limitation, any agent or other representative for such syndicate), that provides Senior Debt financing to Borrower; provided, that Senior Creditor shall not include any officer, director, shareholder, venture capital investor, or insider of Borrower, or any affiliate of the foregoing persons, except upon the express written consent of Subordinated Creditor.

        "SENIOR DEBT" means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to Senior Creditor under the Senior Loan Documents including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower provided, that Senior Debt shall not include the following indebtedness or obligations:

        (a) obligations incurred after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower, and

        (b) debt exceeding __________________ Dollars ($__________) outstanding at any one time.

        "SENIOR LOAN DOCUMENTS" means the Senior Loan Agreement and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower in favor of Senior Creditor pursuant to or in connection with the Senior Debt or the Senior Loan Agreement, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

        "SUBORDINATED DEBT" means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to Subordinated Creditor under the Subordinated Loan Documents, including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower; provided, that notwithstanding anything to the contrary contained in this Agreement, Subordinated Debt shall not include any indebtedness or obligations of Borrower arising under or in connection with any of the Excluded Agreements.

        "SUBORDINATED LOAN DOCUMENTS" means the Subordinated Note(s), the Subordinated Loan Agreement, and any other agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower pursuant to or in connection with the Subordinated Debt, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced; provided, that the Subordinated Loan Documents shall not include any of the Excluded Agreements.

2.      SUBORDINATION

        (a) On the terms and conditions set forth below, Subordinated Creditor's right to payment and performance of the Subordinated Debt is hereby subordinated to Senior Creditor's right to full payment and performance of the Senior Debt. Subject to and except as set forth in Section 3, below, Subordinated Creditor shall not ask, demand, sue for, take or receive from Borrower, by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing by Borrower to Subordinated Creditor, or be owing by any other person to Subordinated Creditor under a guaranty or similar instrument, on account of the Subordinated Debt, nor any collateral security for any of the foregoing, including, without limitation, any personal property collateral granted to Subordinated Creditor pursuant to the Subordinated Loan Agreement, unless and until all Senior Debt shall have been paid in cash or otherwise provided for in property or securities in the full amount of the allowed claim of the Senior Debt and all commitments to extend credit under the Senior Loan Agreement shall have been terminated (the temporary reduction of outstanding obligations, liabilities and indebtedness of Borrower to Senior Creditor not being deemed to constitute full payment or satisfaction thereof). Nothing herein shall be deemed to subordinate, waive or restrict the payment or performance of the obligations arising under the Excluded Agreements or subordinate the priority of any lien or interest in property securing or evidenced by the Excluded Agreements.

        (b) Subordinated Creditor expressly understands that Senior Creditor is expected not to permit Subordinated Creditor to create, maintain or perfect any lien on or in any property of Borrower, other than the security interest granted in favor of Subordinated Creditor in certain of Borrowers personal property under and as described in the Subordinated Loan Agreement. If, notwithstanding the foregoing, any lien shall be created or shall arise (including, without limitation, the security interests granted in favor of Subordinated Creditor pursuant to the Subordinated Loan Agreement), whether by operation of law or otherwise, and may from time to time exist in favor of Subordinated Creditor in or on any property of Borrower to secure all or any portion of the Subordinated Debt, then, regardless of the relative times of attachment or perfection thereof or the order of filing of financing statements, mortgages or other documents, any liens granted by Borrower in favor of Senior Creditor to secure the Senior Debt shall in all respects be first and senior liens, superior to any liens in favor of Subordinated Creditor securing the Subordinated Debt, including, without limitation, the security interests granted in favor of Subordinated Creditor pursuant to the Subordinated Security Agreement. to the event Subordinated Creditor has or obtains possession of any such property or forecloses upon or enforces its lien upon any such property, whether by judicial action or otherwise, then all such property shall be immediately delivered in kind to Senior Creditor or, if not deliverable in kind, all cash or non-cash proceeds and profits of such property shall be held in trust for the benefit of

Senior Creditor and paid over to Senior Creditor, without any deduction or offset, unless and until all of the Senior Debt shall have been paid in cash or otherwise provided for in property or securities in the full amount of the allowed claim of the Senior Debt and all commitments to extend credit under the Loan Agreement shall have been terminated.

        (c) The subordination contained in this Agreement is intended to define the rights and duties of Subordinated Creditor and Senior Creditor; it is not intended that any third party (including any bankruptcy trustee, receiver, or debtor-in-possession) shall benefit from it. If the effect of the subordination contained in this Agreement would be to give any third party a priority status to which that party would not otherwise be entitled, that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of Senior Creditor and Subordinated Creditor shall be determined in accordance with applicable law and this Subordination Agreement.

3.      PERMITTED PAYMENTS; PAYMENT BLOCKAGE

        (a) Notwithstanding anything to the contrary contained in Section 2, above, but subject expressly to Section 3.b, below, Borrower shall be permitted to make, and Subordinated Creditor shall be permitted to accept or receive the following permitted payments ("Permitted Payments"): (i) scheduled repayments of principal when due under the Subordinated Note(s) and Subordinated Loan Agreement, (ii) scheduled payments of accrued interest when due under the Subordinated Note(s) and Subordinated Loan Agreement, (iii) payments of reimbursable expenses, costs and professional fees and expenses as and when due under the Subordinated Note(s) and the other Subordinated Loan Documents, (iv) cancellation of Subordinated Debt in consideration of the Exercise Price for stock purchased by Subordinated Creditor under the Warrant Agreement, and (v) other payments consented to in writing by Senior Creditor.

        (b) Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Agreement, if Senior Creditor delivers to Subordinated Creditor written notice (a "Blockage Notice") which states that either:

                (i) a specific default by Borrower involving the payment of Senior Debt (a "Payment Default") has occurred under the Senior Loan Documents and continues to exist after the giving of any required notice and the expiration of any applicable grace or cure period, or

                (ii) a specific default by Borrower not involving the payment of Senior Debt (a "Non-Payment Default") has occurred under the Senior Loan Documents and continues to exist after the giving of any required notice and the expiration of any applicable grace or cure period, and said Non-Payment Default shall have resulted in the Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (an "Acceleration Notice"), then from and after the date of delivery of any such Blockage Notice, Subordinated Creditor shall not accept or receive any payment of any kind of or on account of the Subordinated Debt (including any Permitted Payment), unless and until (A) in the case of a Blockage Notice with respect to a Payment Default, the earlier of (x) the time such Payment Default shall have been cured by Borrower or waived in writing by Senior Creditor, or (y) the expiration of the Blockage Period (as defined below) for such Blockage Notice, or (B) in the case of a Blockage Notice with respect to a Non-Payment Default, the earlier of (x) the time such Acceleration Notice shall have been rescinded in writing by Senior Creditor (whether or not such Non-Payment Default shall have been cured or waived), or (y) the expiration of the Blockage Period for such Blockage Notice.

        As used herein, "Blockage Period" means a period of time beginning on the date a Blockage Notice is delivered to Subordinated Creditor and terminating on the earlier to occur of:

                (1) 120 days following such date; provided that if, prior to the expiration of such 120-day period. Senior Lender has commenced a judicial proceeding or nonjudicial actions to collect or enforce the Senior Debt or the collateral for the Senior Debt, or a case or proceeding by or against Borrower is commenced under the federal Bankruptcy Code or any other insolvency law, then such period shall be extended during the continuation of such proceedings and actions until the payment in cash or other property or securities in the full amount of the allowed claim of the Senior Debt; or

                (2) Senior Creditor's written consent to such termination.

Senior Creditor shall not issue more than one (1) Blockage Notice in any period of 365 consecutive days. After the satisfaction of the applicable conditions specified in (A) or (B) above, Subordinated Creditor shall be entitled to receive all Permitted Payments.

4.      ENFORCEMENT RIGHTS

        Any rights of Subordinated Creditor to accelerate the maturity of the Subordinated Debt, enforce any claim (including any default remedy) with respect to the Subordinated Debt or the collateral for the Subordinated Debt, or otherwise to take any action against Borrower or Borrower's property with respect to the Subordinated Debt shall be subject to any Blockage Notice given pursuant to Section 3.b hereof.

S.      ASSIGNMENT OF SUBORDINATED DEBT

        Subordinated Creditor hereby covenants to Senior Creditor that prior to the termination of this Agreement in accordance with Section 10, below, the entire Subordinated Debt created in favor of Subordinated Creditor shall continue to be owing only to Subordinated Creditor, and any collateral security therefor (including, without limitation, the collateral security granted to Subordinated Creditor pursuant to the Subordinated Security Agreement) shall continue to be held solely for the benefit of Subordinated Creditor, unless assigned pursuant to an assignment made expressly subject to this Agreement. The Subordinated Note(s) shall be legended to expressly state that it is subject to this Subordination Agreement.

6.      SENIOR CREDITOR'S PRIORITY

        In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of Borrower or the proceeds thereof to the creditors of Borrower, or the readjustment of the Senior Debt and the Subordinated Debt of Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or the Subordinated Debt, or the application of the property of Borrower to the payment or liquidation thereof, or upon the dissolution, liquidation, reorganization, or other winding up of Borrower's business, or upon the sale of all or any substantial part of Borrower's property (any of the foregoing being hereinafter referred to as an "Insolvency Event"), then, and in any such event, Senior Creditor shall be entitled to receive payment in cash or other property or securities in the full amount of the allowed claim of the Senior Debt, before Subordinated Creditor shall be entitled to receive any payment on account of the Subordinated Debt, and to that end and in furtherance thereof:

                (a) All payments and distributions of any kind or character, whether in cash, property, or securities, in respect of the Subordinated Debt to which Subordinated Creditor would be entitled if the Subordinated Debt were not subordinated pursuant to this Agreement, shall be paid to Senior Creditor and applied in payment of the Senior Debt.

                (b) Subordinated Creditor shall file a claim or claims, on the form required in such proceedings, on or before thirty (30) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding.

                (c) In the event that, notwithstanding the foregoing, any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by Subordinated Creditor on account of the Subordinated Debt before all of the Senior Debt has been paid, then such payment or distribution shall be received by Subordinated Creditor in trust for and shall be promptly paid over to Senior Creditor for application to the payments of amounts due on the Senior Debt until the Senior Debt shall have been paid in cash, property, or securities in the full amount of the allowed claim of the Senior Debt.

7.      GRANT OF AUTHORITY

        In the event of the occurrence of an Insolvency Event, and in order to enable Senior Creditor to enforce its rights hereunder in any of the aforesaid actions or proceedings, Senior Creditor is hereby irrevocably authorized and empowered, in Senior Creditor's discretion, as follows:

                (a) Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of Subordinated Creditor or otherwise), but shall have no obligation, (i) to demand, sue for, collect and receive every payment or distribution referred to in Section 6, above, and give acquittance therefor and (ii) (if Subordinated Creditor has failed to file claims or proofs of claim on or before thirty (30) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding) to file claims and proofs of claim, and (iii) to take such other action (including, without limitation, enforcing any lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Senior Creditor hereunder. Subordinated Creditor shall duly and promptly take such action as Senior Creditor may reasonably request to execute and deliver to Senior Creditor such authorizations, endorsements, assignments, or other instruments as Senior Creditor may reasonably request in order to enable Senior Creditor to enforce any and all claims with respect to, and any liens securing payment of, the Subordinated Debt as such enforcement is contemplated herein.

                (b) To the extent that payments or distributions on account of the Subordinated Debt are made in property or securities other than cash, Subordinated Creditor authorizes Senior Creditor to sell or dispose of such property or securities on such terms as are commercially reasonable in the situation in question. Following full payment of the Senior Debt, Senior Creditor shall remit to Subordinated Creditor (with all necessary endorsements) to the extent of Subordinated Creditor's interest therein, all payments and distributions of cash, property, or securities paid to and held by Senior Creditor in excess of the allowed amount of the Senior Debt,

8.      PAYMENTS RECEIVED BY SUBORDINATED CREDITOR

        Should any payment, distribution, or security be received by Subordinated Creditor upon or with respect to the Subordinated Debt (other than Permitted Payments) prior to termination of this Agreement in accordance with
Section 10, below, Subordinated Creditor shall receive and hold the same in trust for the benefit of Senior Creditor and shall forthwith deliver the same to Senior Creditor in precisely the form received (except for the endorsement or assignment of Subordinated Creditor where necessary), for application to the Senior Debt, and, until so delivered, the same shall be held in trust by Subordinated Creditor as the property of Senior Creditor.

9.      FURTHER ASSURANCES; COOPERATION

        Subject to Section 16.b hereof, Subordinated Creditor agrees to cooperate with Senior Creditor and to take all actions that Senior Creditor may reasonably require to enable Senior Creditor to realize the full benefits of this Agreement.

10.     TERMINATION OF AGREEMENT

        This Agreement shall be effective upon the date set forth in Section 21 hereof. After the effective date occurs, this Agreement shall remain in effect and cannot be revoked or amended by Subordinated Creditor, except with the written consent of Senior Creditor. This Agreement shall terminate upon the date which is 105 days following the date on which the Senior Debt shall have been paid in cash or other property or securities in the full amount of the allowed claim of the Senior Debt and all commitments to extend credit under the Loan Agreement shall have been terminated.

11.     ADDITIONAL AGREEMENTS FOR SENIOR CREDITOR

        Senior Creditor may administer and manage its credit and other relationships with Borrower in its own best interest, without notice to or consent of Subordinated Creditor. At any time and from time to time, Senior Creditor may enter into any amendment or agreement with Borrower as Senior Creditor may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the obligations constituting Senior Debt or affecting the collateral security for, supporting or underlying any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such collateral without in any way thereby impairing or affecting this Agreement, and all such additional agreements and amendments shall be "Senior Loan Documents" evidencing the Senior Debt; provided, that neither this Section 11 nor any provision of such agreements shall affect the limitations contained in the definitions of Senior Creditor or Senior Debt.

12.     SUBROGATION

        If cash or other property otherwise payable or deliverable to Subordinated Creditor or on account of the Subordinated Debt shall have been applied pursuant to this Agreement to the payment of the Senior Debt, and if the Senior Debt shall have been paid in CASH, property or securities in the full amount of the allowed claim of Senior Debt, then Subordinated Creditor shall be subrogated to any rights of Senior Creditor to receive further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been fully paid. No such payments or distributions received by Subordinated Creditor by reason of such subrogation shall, as between Borrower and its creditors other than Senior Creditor, on the one hand, and Subordinated Creditor, on the other hand, be deemed to be a payment by Borrower on account of the Subordinated Debt owed to Subordinated Creditor.

13.     SUBORDINATED CREDITOR'S WAIVERS AND COVENANTS

        (a) Without limiting the generality of any other waiver made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby expressly waives (i) reliance by Senior Creditor upon the subordination and other agreements herein provided, and (ii) any claim that Subordinated Creditor may now or hereafter have against Senior Creditor arising out of any and all actions that Senior Creditor, in good faith, takes or omits to take (A) with respect to the creation, perfection or continuation of liens in or on any collateral security for the Senior Debt, (B) with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the collateral security for the Senior Debt, (C) with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other third party and (D) with respect to the valuation, use, protection or release of any collateral security for the Senior Debt.

        (b) Without limiting the generality of any other covenant or agreement made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby covenants and agrees that (i) Senior Creditor has not made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Loan Agreement or any of the other Senior Loan Documents, or the collectibility of the Senior Debt; and (ii) Subordinated Creditor will not interfere with or in any manner oppose a disposition of any collateral security for the Senior Debt by Senior Creditor.

14.     REINSTATEMENT OF SENIOR DEBT

        To the extent that the Senior Creditor receives payments on, or proceeds of any collateral security for the Senior Debt which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds invalidated, declared to be fraudulent or preferential, set aside or required to be repaid, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Senior Creditor.

15.     NO WAIVERS

        Senior Creditor shall not be prejudiced in its rights under this Agreement by any act or failure to act of Borrower or Subordinated Creditor or any noncompliance of Borrower or Subordinated Creditor with any agreement or obligation, regardless of any knowledge thereof which Senior Creditor may have, or with which Senior Creditor may be charged; and no action permitted hereunder taken by Senior Creditor shall in any way affect or impair the rights of Senior Creditor in the exercise of any other right or remedy or shall operate as a waiver thereof, and no single or partial exercise by Senior Creditor of any right or remedy shall preclude any other or further exercise thereof; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon Senior Creditor, except as expressly set forth in a writing duly signed and delivered by Senior Creditor.

16.     INFORMATION CONCERNING BORROWER; CREDIT ADMINISTRATION

        (a) Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, any and all endorsers and any and all guarantors of the Senior Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt or the Subordinated Debt that diligent inquiry would reveal, and Subordinated Creditor hereby agrees that Senior Creditor shall have no duty to advise Subordinated Creditor of information known to Senior Creditor regarding such condition.

        (b) Subject to Sections 2.d, 3, 4, 7, and 8 hereof, Subordinated Creditor may (i) administer and manage its credit and other relationships with Borrower in its own best interest, and (ii) amend or extend its agreements with Borrower or enter into additional agreements with Borrower, all without the consent of or notice to the Senior Creditor; provided that neither this Section 16.b nor any amendments or additional agreements referred to therein shall impair or affect the subordination of Subordinated Debt or change the definition of Subordinated Debt or Subordinated Creditor.

17.     NOTICES

        Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

IF TO SUBORDINATED CREDITOR:

                                 COMDISCO, INC.
                                Legal Department
                           Attention: General Counsel
                              6111 North River Road
                               Rosemont, IL 60018
                            Facsimile: (847) 518-5088

WITH A COPY TO:

                           COMDISCO INC./VENTURE GROUP
                              Attention: James Labe
                              6111 North River Road
                               Rosemont, IL 60018
                            Facsimile: (847) 518-5465

IF TO BORROWER:

                          ____________________________
                             Attention:___________
                          ____________________________
                      ___________________________________
                            FAX: (__)___-__________
                            TEL: (__)___-__________

If to Senior Creditor, at such address as Senior Creditor shall designate in a writing given to Subordinated Creditor and Borrower, or to such other address as each party may designate for itself by like notice.

18.     SEVERABILITY

        Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.     GOVERNING LAW

        This Agreement has been approved by Subordinated Creditor in the State of Illinois, and shall be governed by and interpreted in accordance with the laws of the State of Illinois without regard to principles of conflict of laws that would cause the application of laws of any other jurisdiction.

20.     ASSIGNMENT

        This Agreement shall be binding upon Subordinated Creditor, Borrower and their respective successors and assigns, and shall inure to the benefit of and be enforceable by Senior Creditor and its successors and assigns.

21.     EFFECTIVENESS OF AGREEMENT

        This Agreement shall be effective upon the occurrence of both of the following events: (a) the execution of this Agreement by Borrower and its acceptance in Rosemont, Illinois by Subordinated Creditor, and (b) the delivery by Borrower and Senior Creditor to Subordinated Creditor of written notice (the "Notice of Senior Loan") in the form attached hereto as Exhibit A, that Borrower has entered into a Senior Loan Agreement with Senior Creditor for Senior Debt, which notice shall identify Senior Creditor and state the address to which notices to Senior Creditor are to be sent. Borrower agrees to furnish Subordinated Creditor with a copy of the Senior Loan Agreement and such other Senior Loan Documents as Subordinated Creditor shall reasonably request; provided, however, that any delay or failure by borrower to furnish such copies shall not limit or impair the effectiveness of this Agreement.

22.     MUTUAL WAIVER OF JURY TRIAL

        Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, SUBORDINATED CREDITOR, AND SENIOR CREDITOR SPECIFICALLY WAIVE EACH PARTY'S RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY BORROWER, SUBORDINATED CREDITOR, OR SENIOR CREDITOR AGAINST THE OTHER PARTY OR PARTIES TO THIS AGREEMENT. This Waiver extends to all such claims, including, without limitation, claims which involve persons or entities other than Borrower, Subordinated Creditor, and Senior Creditor; claims which arise out of or are in any way connected to the relationships between or among Borrower, Subordinated Creditor, and Senior Creditor; and any claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind.

23.     COUNTERPARTS

        This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, this Subordination Agreement has been executed as of the date first above written.

               BORROWER:
                                   -----------------------------------------

                                   Signature:
                                             -------------------------------

                                   Print Name:
                                              ------------------------------

                                   Title:
                                         -----------------------------------

ACCEPTED IN ROSEMONT. ILLINOIS:
        SUBORDINATED CREDITOR      COMDISCO, INC.

                                   Signature:
                                             -------------------------------

                                   Print Name:
                                              ------------------------------

                                   Title:
                                         -----------------------------------

                                    EXHIBIT A
                           TO SUBORDINATION AGREEMENT

                              NOTICE OF SENIOR LOAN

        Pursuant to Section 2 of the Subordination Agreement dated as of April ________ , 1999, by and between Comdisco, Inc., (as Subordinated Creditor) and
_____________ (as Borrower), notice is hereby given that Borrower has entered into a Senior Loan Agreement with __________________ (as Senior Creditor), whose address is: ________________ Facsimile: (___)___ -______, and that on and after the date of this Notice Senior Creditor is and shall be entitled to all the rights and benefits of the Subordination Agreement and shall be bound thereby.

        Attached hereto are true and correct copies, as executed, of the Senior Loan Agreement and the other Senior Loan Documents.

BORROWER:

                                   -----------------------------------------

                                   Signature:
                                             -------------------------------

                                   Print Name:
                                              ------------------------------

                                   Title:
                                         -----------------------------------

SENIOR CREDITOR:                                                      [NAME]
                                   -----------------------------------

                                   Signature:
                                             -------------------------------

                                   Print Name:
                                              ------------------------------

                                   Title:
                                         -----------------------------------